Exhibit 10.1
INTERNATIONAL FLAVORS & FRAGRANCES INC.
2000 Stock Award and Incentive Plan,
as amended and restated December 31, 2007 (the “Plan”)
Purchased Restricted Stock Agreement
This Purchased Restricted Stock Agreement (the “Agreement”) confirms the grant on                     , 20 ___ (the “Grant Date”) by INTERNATIONAL FLAVORS & FRAGRANCES INC., a New York corporation (the “Company”), to                 (“Employee”), for the purpose set forth in Section 1 of the Plan, of an Award of Restricted Stock (the “Restricted Stock”), as follows:

Restricted Stock granted:	Shares

Purchase Price per Share:	$ per Share, being 50% of fair market value on the Grant Date

Aggregate Purchase Price:	$ (equal to the number of Shares granted times the Purchase Price per Share); the Company acknowledges receipt, as of the Grant Date, of the Purchase Price from Employee (check whichever is applicable) [ ] in cash or [ ] by the tender and delivery of shares of the Company’s Common Stock previously acquired by Employee

Restricted Stock Vests:	As to 100% of the Restricted Stock on , 20 (the “Stated Vesting Date”), except that different vesting provisions may apply upon certain events specified in Section 3 or 5 hereof
The Restricted Stock is an award of shares of the Company’s Common Stock (the “Common Stock”) granted under Section 6(d) of the Plan, and is subject to the risk of forfeiture and other restrictions specified in the Plan and this Agreement, including the Terms and Conditions of Purchased Restricted Stock attached hereto. The number and kind of shares of Restricted Stock and other terms of the Restricted Stock are subject to adjustment in accordance with Section 4 hereof and Section 11(c) of the Plan.
Employee acknowledges and agrees that (i) the Restricted Stock is nontransferable, (ii) the Restricted Stock, and certain amounts of gain realized upon vesting and delivery of the Shares, is subject to forfeiture in the event Employee fails to meet applicable requirements relating to non-competition, confidentiality, non-solicitation of customers, suppliers, business associates, employees and service providers, non-disparagement and cooperation in litigation with respect to the Company and its subsidiaries and affiliates, and financial reporting, as set forth in Section 7 hereof and Section 10 of the Plan, (iii) the Restricted Stock is subject to forfeiture in the event of Employee’s Termination of Employment in certain circumstances prior to vesting, as specified in Section 3 hereof, (iv) sales of shares delivered upon vesting of the Restricted Stock will be subject to the Company’s policies regulating trading by employees and (v) a copy of the Plan and related prospectus have previously been delivered to Employee, are being delivered to Employee or are available as specified in Section 1 hereof. In addition, and without limiting the foregoing, Employee consents, acknowledges and agrees that, as a condition to the grant of Restricted Stock hereunder, Section 10(d) of the Plan, which relates to forfeitures of Awards (as defined in the Plan) in the event of financial reporting misconduct, will apply to the Restricted Stock granted hereunder as well as to any other Awards that may have been granted to Employee prior to the Grant Date set forth above.
     IN WITNESS WHEREOF, INTERNATIONAL FLAVORS & FRAGRANCES INC. has caused this Agreement to be executed by its officer thereunto duly authorized, and Employee has duly executed this Agreement, by which each has agreed to the terms of this Agreement.

Employee	INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:
Name		Dennis M. Meany
Senior Vice President, General Counsel
and Secretary

TERMS AND CONDITIONS OF PURCHASED RESTRICTED STOCK
     The following Terms and Conditions apply to the Restricted Stock granted to Employee by INTERNATIONAL FLAVORS & FRAGRANCES INC. (the “Company”), as specified in the Purchased Restricted Stock Agreement (of which these Terms and Conditions form a part). Certain terms of the Restricted Stock, including the number of Shares granted, Purchase Price per Share and vesting date, are set forth on the preceding pages.
     1. General. The Restricted Stock is granted to Employee under the Company’s 2000 Stock Award and Incentive Plan (the “Plan”), a copy of which is available for review, along with other documents constituting the “prospectus” for the Plan, on the Company’s intranet site at One IFF/Corporate/Law Department. All of the applicable terms, conditions and other provisions of the Plan are incorporated by reference herein. Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan. If there is any conflict between the provisions of this document and mandatory provisions of the Plan, the provisions of the Plan govern. By accepting the grant of the Restricted Stock, Employee agrees to be bound by all of the terms and provisions of the Plan (as presently in effect or later amended), the rules and regulations under the Plan adopted from time to time, and the decisions and determinations of the Company’s Compensation Committee (the “Committee”) made from time to time, provided that no such Plan amendment, rule or regulation or Committee decision or determination shall materially and adversely affect the rights of the Employee with respect to outstanding Restricted Stock without the consent of Employee.
     2. Nontransferability. Until such time as the Restricted Stock has become vested in accordance with the terms of this Agreement, Employee may not transfer Restricted Stock or any rights hereunder to any third party other than by will or the laws of descent and distribution. This restriction on transfer precludes any sale, assignment, pledge, or other encumbrance or disposition of the shares of Restricted Stock (except for forfeitures to the Company).
     3. Termination Provisions. The following provisions will govern the vesting and forfeiture of the Restricted Stock in the event of Employee’s Termination of Employment (as defined below), provided that the Committee retains its powers to accelerate vesting or modify these terms subject to the consent of Employee in the case of a modification materially adverse to Employee:
     (a) Voluntary Resignation and Termination by the Company for Cause. In the event of Employee’s Termination of Employment due to his or her voluntarily resignation (other than a Normal or Early Retirement governed by clause (b) or (c) below) or Termination of Employment by the Company for Cause (as defined below), all unvested Restricted Stock will be immediately forfeited.
     (b) Disability or Normal Retirement. In the event of Employee’s Termination of Employment due to Disability (as defined below) or Normal Retirement (as defined below), Employee’s unvested Restricted Stock will not be forfeited, but will remain outstanding and will become vested at the applicable date under this Agreement as though Employee had not had such a Termination of Employment; provided that Employee shall forfeit the unvested Restricted Stock if during the period following Termination of Employment up to the date of vesting Employee engages in activity that results in a Forfeiture Event set forth in Section 10 of the Plan. Employee acknowledges that the Committee has relied on the discretion granted to it under Section 10(d) of the Plan in requiring forfeiture upon occurrence of a Forfeiture Event during the applicable post-Termination period.
     (c) Termination by the Company Not for Cause or Early Retirement. In the event of Employee’s Termination of Employment by the Company not for Cause or Employee’s Early Retirement, the following rules apply:
•	A pro rata portion of Employee’s then unvested Restricted Stock will not be forfeited, but will remain outstanding and will become vested at the applicable date under this Agreement as though Employee had not had such a Termination of Employment. This pro rata portion will be determined by multiplying the number of unvested Shares of Restricted Stock by a fraction the numerator of which is the number of days from the Grant Date to the date of Employee’s Termination of Employment and the denominator of which is 1,095; provided that Employee shall forfeit the unvested Restricted Stock if during the period following Termination of Employment up to the date of vesting Employee engages in activity that results in a Forfeiture Event set forth in Section 10 of the Plan.

Employee acknowledges that the Committee has relied on the discretion granted to it under Section 10(d) of the Plan in requiring forfeiture upon occurrence of a Forfeiture Event during the applicable post-Termination period.

•	Employee’s Shares of Restricted Stock that had not become vested before such Termination of Employment and which are not included in the pro rata portion subject to continued vesting will be immediately forfeited.
     (d) Death. In the event of Employee’s Termination of Employment due to death or the death of Employee following Termination but prior to vesting of Restricted Stock not otherwise forfeited hereunder, Employee’s unvested Restricted Stock will not be forfeited but will become immediately vested.
     (e) Certain Definitions. The following definitions apply for purposes of this Agreement:
     (i) “Cause” has the meaning as defined in the Company’s Executive Separation Policy or any successor policy thereto, as in effect at the time of Employee’s Termination of Employment.
     (ii) “Disability” means a disability entitling Employee to long-term disability benefits under the Company’s long-term disability policy as in effect at the date of Employee’s termination of employment, upon written evidence of such permanent disability from a medical doctor in a form satisfactory to the Company.
     (iii) “Early Retirement” means Termination of Employment by either the Company or Employee after Employee has attained age 55 and before he or she has attained age 62 if at the time of Termination Employee has ten or more years in the employ of the Company and/or its subsidiaries.
     (iv) “Normal Retirement” means Termination of Employment by either the Company or Employee after Employee has attained age 62.
     (v) “Termination of Employment” means the event by which Employee ceases to be employed by the Company or any subsidiary of the Company and, immediately thereafter, is not employed by or providing substantial services to any of the Company or a subsidiary of the Company. If Employee is granted a leave of absence for military or governmental service or other purposes approved by the Board, he or she shall be considered as continuing in the employ of the Company, or of a subsidiary of the Company, for the purpose of this subsection, while on such authorized leave of absence.
4. Dividends and Distributions and Adjustments.
     (a) Dividends and Distributions. Employee shall be entitled to receive with respect to the Restricted Stock all dividends and distributions payable on Common Stock (including for this purpose any forward stock split) if and to the extent that he is the record owner of such Restricted Stock on any record date for such a dividend or distribution and he has not forfeited such Restricted Stock on or before the payment date for such dividend or distribution, subject to the following terms and conditions (except as provided in Section 4(b) below):
(i)	In the event of a cash dividend or cash distribution on Common Stock other than an extraordinary dividend or distribution with a per-Share value at the payment date exceeding 8% of the then Fair Market Value of a Share, such dividend or distribution shall be paid in cash to Employee and shall be non-forfeitable;

(ii)	In the event of any non-cash dividend or distribution in the form of property other than Common Stock payable on Common Stock, such as shares of a subsidiary of the Company distributed in a spin-off, the Company shall retain in its custody the property so distributed in respect of Employee’s Restricted Stock, which property thereafter will become vested if and to the same extent as the original Restricted Stock with respect to which the property was distributed becomes vested and, to the greatest extent practicable, shall be subject to all other terms and conditions as applied to the original

Restricted Stock, including in the event of any dividends or distributions paid in respect of such property or with respect to the placement of any legend on certificate(s) or documents representing such property; provided, however, that any dividend or distribution of rights that expire before the applicable vesting date will be unrestricted and exercisable by Employee in accordance with their terms;

(iii)	In the event of a dividend or distribution in the form of Common Stock or split-up of shares, the Common Stock issued or delivered as such dividend or distribution or resulting from such split-up will be deemed to be additional Restricted Stock and will become vested if and to the same extent as the original Restricted Stock with respect to which the dividend or distribution was payable becomes vested, and shall be subject to all other terms and conditions as applied to the original Restricted Stock; and

(iv)	In the event of an extraordinary cash dividend or distribution not payable under clause (i) above, the amount of such cash shall be deemed reinvested in additional Restricted Stock at the Fair Market Value of Shares on the payment date, and the resulting Restricted Stock will become vested if and to the same extent as the original Restricted Stock with respect to which the dividend or distribution was payable becomes vested, and shall be subject to all other terms and conditions as applied to the original Restricted Stock.
     (b) Adjustments. The number and kind of shares of Restricted Stock and other terms and conditions of Restricted Stock or otherwise contained in this Agreement, including the Purchase Price per Share (for purposes of Section 6), shall be appropriately adjusted, in order to prevent dilution or enlargement of Employee’s rights hereunder, to reflect any changes in the number of outstanding shares of Common Stock resulting from any event referred to in Section 11(c) of the Plan, taking into account any Restricted Stock or other amounts paid or credited to Employee in connection with such event under Section 4(a) hereof, in the sole discretion of the Committee. In addition, the Committee may vary the treatment of any dividend or distribution as specified under Section 4(a)(ii), (iii) or (iv), in its discretion. The Committee may determine how to treat or settle any fractional share resulting under this Agreement.
     5. Change in Control Provisions. The provisions of Section 9(a) of the Plan shall apply to the Restricted Stock, such that vesting of Restricted Stock shall accelerate upon a Change in Control.
     6. Refund of Purchase Price Upon Forfeiture. In the event of Employee’s forfeiture of Restricted Stock under Section 3, the Company will repay to Employee, for each Share of Restricted Stock forfeited, as follows:
(i)	If Employee originally paid the Purchase Price of the Share granted in cash, the Company will pay Employee in cash the lesser of the Purchase Price per Share (subject to any adjustment under Section 4(b)) or 100% of the Fair Market Value of a Share at the date of forfeiture; or

(ii)	If Employee originally paid the Purchase Price of the Share granted by the tender and delivery of previously acquired shares, the Company will deliver to Employee one-half Share; provided, however, that, if so determined by the Committee at any time prior to payment of such refund, if the Fair Market Value of one-half Share at the date of forfeiture exceeds the original Purchase Price per Share (subject to any adjustment under Section 4(b)) of the forfeited Share, the Company will instead deliver to Employee the fraction of a Share (less than one-half) having a Fair Market Value at the date of forfeiture equal to such Purchase Price per Share. In all cases, cash will be paid in lieu of any fractional Share remaining after the full applicable refund for all forfeited Restricted Stock has been paid by delivery of whole Shares.
In the case of any forfeiture under Section 7, a refund will be paid calculated as the greater of the amount determined under this Section 6 or the amount, if any, payable under Sections 10 and 11(i) of the Plan. Any refund shall be paid within 45 days after the forfeiture date.

     7. Additional Forfeiture Provisions. Employee agrees that, by signing this Agreement and accepting the grant of the Restricted Stock, the forfeiture conditions set forth in Section 10 of the Plan shall apply to the Restricted Stock and to gains realized upon the vesting of the Restricted Stock.
     8. Other Terms of Restricted Stock.
     (a) Voting and Other Shareholder Rights. Employee shall be entitled to vote Restricted Stock on any matter submitted to a vote of holders of Common Stock, and shall have all other rights of a shareholder of the Company except as expressly limited by this Agreement.
     (b) Employee Representations and Warranties Upon Vesting. As a condition to the vesting of Restricted Stock, the Company may require Employee to make any representation or warranty to the Company as may be required under any applicable law or regulation, and to make a representation and warranty that no Forfeiture Event has occurred or is contemplated within the meaning of Section 10 of the Plan.
     (c) Certificates/DRS. Restricted Stock shall be evidenced by issuance of one or more certificates or in certificate-less form under the Direct Registration System (“DRS”) established by the Company, in the name of Employee, bearing an appropriate legend referring to the terms, conditions, and restrictions applicable hereunder, and shall remain in the physical custody of the General Counsel of the Company or his designee until such time as such Shares of Restricted Stock have been vested and the restrictions hereunder have therefore lapsed. In addition, Restricted Stock shall be subject to such stop-transfer orders and other restrictive measures as the General Counsel of the Company shall deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of the New York Stock Exchange, or to implement the terms, conditions and restrictions hereunder, and the General Counsel may cause a legend or legends to be placed on any such certificates or DRS accounts to make appropriate reference to the terms, conditions and restrictions hereunder.
     (d) Stock Powers. Employee agrees to execute and deliver to the Company one or more stock powers, in such form as may be specified by the General Counsel, authorizing the transfer of the Restricted Stock to the Company, upon the request of the Company.
     (e) Mandatory Tax Withholding. Unless otherwise determined by the Committee, at the time of settlement the Company will withhold from any Shares deliverable to Employee, in accordance with Section 11(d) of the Plan, the number of shares having a value nearest to, but not exceeding, the amount of income taxes, employment taxes or other withholding amounts required to be withheld under applicable local laws and regulations, and pay the amount of such withholding taxes in cash to the appropriate taxing authorities. Employee will be responsible for any taxes relating to the Restricted Stock not satisfied by means of such mandatory withholding.
     (f) Employee Consent. By signing this Agreement, Employee voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described in this Section 8(f). Employee is not obliged to consent to such collection, use, processing and transfer of personal data; however, failure to provide the consent may affect Employee’s ability to participate in the Plan. The Company and its subsidiaries hold, for the purpose of managing and administering the Plan, certain personal information about Employee, including Employee’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, and details of all options or any other entitlement to shares of stock awarded, canceled, purchased, vested, unvested or outstanding in Employee’s favor (“Data”). The Company and/or its subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of Employee’s participation in the Plan and the Company and/or any of its subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. Employee authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Employee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares on Employee’s behalf to a broker or other third party with whom Employee may elect to deposit any shares acquired pursuant to the Plan. Employee may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company; however, withdrawing consent may affect Employee’s ability to participate in the Plan.
     (g) Voluntary Participation. Employee’s participation in the Plan is voluntary. The value of the Restricted Stock is an extraordinary item of compensation. As such, the Restricted Stock is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. Rather, the awarding of Restricted Stock to Employee under the Plan represents a mere investment opportunity.
     (h) Consent to Electronic Delivery. EMPLOYEE HEREBY CONSENTS TO ELECTRONIC DELIVERY OF THE PLAN, THE PROSPECTUS FOR THE PLAN AND OTHER DOCUMENTS RELATED TO THE PLAN (COLLECTIVELY, THE “PLAN DOCUMENTS”). THE COMPANY WILL DELIVER THE PLAN DOCUMENTS ELECTRONICALLY TO EMPLOYEE BY E-MAIL, BY POSTING SUCH DOCUMENTS ON ITS INTRANET WEBSITE OR BY ANOTHER MODE OF ELECTRONIC DELIVERY AS DETERMINED BY THE COMPANY IN ITS SOLE DISCRETION. THE COMPANY WILL SEND TO EMPLOYEE AN E-MAIL ANNOUNCEMENT WHEN A NEW PLAN DOCUMENT IS AVAILABLE ELECTRONICALLY FOR EMPLOYEE’S REVIEW, DOWNLOAD OR PRINTING AND WILL PROVIDE INSTRUCTIONS ON WHERE THE PLAN DOCUMENT CAN BE FOUND. UNLESS OTHERWISE SPECIFIED IN WRITING BY THE COMPANY, EMPLOYEE WILL NOT INCUR ANY COSTS FOR RECEIVING THE PLAN DOCUMENTS ELECTRONICALLY THROUGH THE COMPANY’S COMPUTER NETWORK. EMPLOYEE WILL HAVE THE RIGHT TO RECEIVE PAPER COPIES OF ANY PLAN DOCUMENT BY SENDING A WRITTEN REQUEST FOR A PAPER COPY TO THE ADDRESS SPECIFIED IN SECTION 9(e) HEREOF. EMPLOYEE’S CONSENT TO ELECTRONIC DELIVERY OF THE PLAN DOCUMENTS WILL BE VALID AND REMAIN EFFECTIVE UNTIL THE EARLIER OF (I) THE TERMINATION OF EMPLOYEE’S PARTICIPATION IN THE PLAN AND (II) THE WITHDRAWAL OF EMPLOYEE’S CONSENT TO ELECTRONIC DELIVERY OF THE PLAN DOCUMENTS. THE COMPANY ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS THE RIGHT AT ANY TIME TO WITHDRAW HIS OR HER CONSENT TO ELECTRONIC DELIVERY OF THE PLAN DOCUMENTS BY SENDING A WRITTEN NOTICE OF WITHDRAWAL TO THE ADDRESS SPECIFIED IN SECTION 9(e) HEREOF. IF EMPLOYEE WITHDRAWS HIS OR HER CONSENT TO ELECTRONIC DELIVERY, THE COMPANY WILL RESUME SENDING PAPER COPIES OF THE PLAN DOCUMENTS WITHIN TEN (10) BUSINESS DAYS OF ITS RECEIPT OF THE WITHDRAWAL NOTICE. EMPLOYEE ACKNOWLEDGES THAT HE OR SHE IS ABLE TO ACCESS, VIEW AND RETAIN AN E-MAIL ANNOUNCEMENT INFORMING EMPLOYEE THAT THE PLAN DOCUMENTS ARE AVAILABLE IN EITHER HTML, PDF OR SUCH OTHER FORMAT AS THE COMPANY DETERMINES IN ITS SOLE DISCRETION.
     9. Miscellaneous.
     (a) Binding Agreement; Written Amendments. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties. This Agreement constitutes the entire agreement between the parties with respect to the Restricted Stock, and supersedes any prior agreements or documents with respect thereto. No amendment or alteration of this Agreement which may impose any additional obligation upon the Company shall be valid unless expressed in a written instrument duly executed in the name of the Company, and no amendment, alteration, suspension or termination of this Agreement which may materially impair the rights of Employee with respect to the Restricted Stock shall be valid unless expressed in a written instrument executed by Employee.
     (b) No Promise of Employment. The Restricted Stock and the granting thereof shall not constitute or be evidence of any agreement or understanding, express or implied, that Employee has a right to continue as an officer or employee of the Company for any period of time, or at any particular rate of compensation. Employee acknowledges and agrees that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time, provided, however that any outstanding Restricted Stock shall not be materially and adversely affected. The grant of Restricted Stock under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of restricted stock or other equity awards or benefits in lieu of equity awards in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the number of Shares and vesting provisions.

     (d) Governing Law. THE VALIDITY, CONSTRUCTION, AND EFFECT OF THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS (INCLUDING THOSE GOVERNING CONTRACTS) OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS, AND APPLICABLE FEDERAL LAW. The Restricted Stock and the granting thereof are subject to the Employee’s compliance with the applicable law of the jurisdiction of Employee’s employment.
     (e) Notices. Any notice to be given the Company under this Agreement shall be addressed to the Company at 521 West 57th Street, New York, NY 10019, attention: Corporate Secretary, and any notice to the Employee shall be addressed to the Employee at Employee’s address as then appearing in the records of the Company.